                                              Wachovia Asset Securitization Issuance, LLC
                                                                  Series 2003-HE3
                                                           Statement to Securityholders                                                               Distribution Date: 08/25/05

                                                                 Distribution Summary

                                                   Original        Beginning                                                 Unpaid                              Ending
                                   Certificate     Certificate     Certificate                                               Principal     Total               Certificate
         Class             Cusip       Rate        Balance          Balance                Interest        Principal         Amount      Distribution            Balance
             A           92975TAA2  3.710000%     500,000,000.00  311,676,323.73           995,719.28     11,745,270.32           0.00  12,740,989.60        299,931,053.41
    Factors per Thousand                                               623.35264746        1.99143856       23.49054064                    25.48197920           599.86210682

     Certificate            n/a     0.000000%               0.00   5,164,269.70            357,627.74               0.00          0.00      357,627.74          5,164,269.70

   Totals                                         500,000,000.00  311,676,323.73          1,353,347.02    11,745,270.32           0.00   13,098,617.34        299,931,053.41

                                                            - Page 1 -

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                    Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period            LIBOR        Margin   Original Rating*  Original Rating*  Original Rating
           A                92975TAA2                 Senior/Variable            31/360           3.46000%     0.25000%        Aaa              AAA               n/a
       Certificate               n/a                      Residual                  -                  -           -            -                 -                -
           0

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated November 12, 2003

                                                                                                   - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid
 A       92975TAA2     995,719.28                  0.00                   0.00                 0.00

                                    - Page 3 -

                           Collection Activity

Interest
Interest Collected                                 1,519,128.87
(Additional Balance Interest)                              0.00
(Relief Act Shortfalls)                                    0.00

Total Interest Collected                           1,519,128.87

Principal
Principal Collected                               17,616,363.64
Net Liquidation Proceeds                                   0.00
Substitute Adjustment Amount                               0.00
Other Principal Collected                                  0.00
(Additional Balance Increase)                              0.00
(Draw Amounts)                                    (5,871,093.32)

Total Principal Collected                         11,745,270.32

Additional Funds
Additional Funds from the Funding Account                  0.00
Draws from the Policy                                      0.00
Yield Maintenance Payment                                  0.00

Total Additional Funds Collected                          0.00

Total Available Collections                       13,264,399.19

                              - Page 4 -

                          Collateral Information

                              Periodic Information

Beginning Collateral Balance                               316,840,593.43
Ending Collateral Balance                                  305,059,334.92
Current Liquidation Loss Amounts                             35,988.19
Cumulative Liquidation Loss Amounts                         161,999.62
Gross WAC                                                     6.090%
Net WAC                                                       5.819%
WAM                                                         198
AGE                                                          36
Gross CPR                                                    49.665%
Net CPR                                                      36.447%
Draw Rate                                                    20.104%

                              Original Information

Collateral Balance                                         500,007,015.50
Number of Loans                                                9,940
Gross WAC                                                     4.118%
WAM                                                             234
LIBOR                                                        1.12000%

                       Overcollateralization Information

Overcollateralization Target Amount                        5,037,670.59
Beginning Overcollateralization Amount                     5,164,269.70
Ending Overcollateralization Amount                        5,128,281.51
Overcollateralization Increase                                 0.00
Overcollateralization Decrease                               35,988.19

                                    - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                                                                   Delinquency Information

                              Delinquent:                                  #                 $           %

                                                       30-59 Days          6             285,706.31    0.094%
                                                       60-89 Days          6             181,741.26    0.060%
                                                       90-119 Days         1             64,346.50     0.021%
                                                      120-149 Days         1             183,723.92    0.060%
                                                      150-179 Days         0               0.00        0.000%
                                                       180+ Days           2             37,670.59     0.012%

                                                         Total             16            753,188.58    0.247%

                              Foreclosure:                                 #                 $           %
                                                                           3             221,394.50    0.073%

                              REO:                                         #                 $           %
                                                                           0               0.00        0.000%

* Foreclosures are included in the delinquency totals

                                                                           - Page 7 -

                                                     Additional Reporting Items

                             Fees                                                                       Additional Information

Servicing Fee                               132,016.91                  # of Loans using a Promotional Rate                                  0
Enhancer Premium                            33,764.94                   Promotional Advances                                             0.00
Indenture Trustee Expenses                       0.00                   3 Largest Mortgage Loan Balances                          2,547,827.95
Paying Agent Expenses                            0.00                   Additional Balances created during the first
                                                                        Rapid Amortization Period                                        0.00
Total Fees                                  165,781.85                  Cumulative Liquidation Loss Amount %                           0.032%
                                                                        Cumulative Subsequent Mortgage Loans                             0.00
                                                                        Deficiency Amount                                                0.00
                                                                        Draws from Policy not yet Reimbursed                             0.00
                                                                        Percentage Interest Class A                                   100.00%
                                                                        Stepdown Cumulative Loss Test Met? (Yes / No)                     Yes
                                                                        Stepdown Date Active (Yes / No)                                    No
                     Amortization Period                                Stepdown Delinquency Test Met? (Yes / No)                         Yes

Revolving (Yes / No)                               No
Managed Amortization (Yes / No)                   Yes
Rapid Amortization (Yes / No)                      No

                                                             - Page 8 -